Exhibit 31.2

Certification by the Chief Financial Officer of the Registrant filed pursuant to Rule 13a-14(a) of the Exchange Act.

Canadian Pacific Railway Limited

I, Nadeem Velani, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Canadian Pacific Railway Limited; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2024	/s/ NADEEM VELANI
Nadeem Velani
Executive Vice-President and Chief Financial Officer